Exhibit 10.1

COMMON STOCk PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of May 31, 2018, between American Power Group Corporation, a Delaware corporation (the “Company”), and Dual Fuel, LLC, an Arizona limited liability company (the “Purchaser”). The Purchaser and the Company individually and jointly may also be referred to as “Party” or “Parties”.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, Common Stock of the Company, as more fully described in this Agreement; and

WHEREAS, the Purchaser is an “Accredited Investor”, as such term is defined in Rule 501(a) of Regulation D;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Additional Closings” means the Closings after the Initial Tranche Closings.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“AGI Guaranty” means the Guaranty executed by Advanced Green Innovations, LLC, in the form of Exhibit A attached hereto.

“Amended and Restated Voting Agreement” means the Amended and Restated Voting Agreement in the form of Exhibit B attached hereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closings” mean the Initial Tranche Closings (including the Initial Closing) and the Additional Closings.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchaser’s obligations to pay the Subscription Amount or the Deposit Amount (as the case may be) have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Current Certificate of Incorporation” means the Company’s Certificate of Incorporation, in effect on the Initial Closing Date.

“Debt Extension Agreement” means the Debt Extension Agreement by and among the Company and the Requisite Convertible Debtholders, pursuant to which, among other things, the Requisite Convertible Debtholders shall agree to extend the maturity date of the Company’s outstanding indebtedness for the holders of the convertible debt.

“Debt Forgiveness Agreement” means the Confidential Settlement Agreement and Release by and among the Company and WPU Leasing, pursuant to which, among other things, WPU Leasing shall agree to forgive the Company’s outstanding indebtedness owed to it.

“Deposit Amount” means any amount advanced to the Company by the Purchaser prior to the effectiveness of the Restated Certificate of Incorporation, in contemplation of the purchase of the Purchased Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Initial Closing” means the first Closing pursuant to this Agreement.

“Initial Closing Date” means the date of the Initial Closing.

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“Initial Closing Deposit Amount” means Three Hundred Thousand Dollars ($300,000).

“Initial Tranche” means the first Five Hundred Thousand Dollars ($500,000) to be invested by the Purchaser, including the Initial Closing Deposit Amount.

“Initial Tranche Closings” means the Closings of the Initial Tranche.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permit” shall have the meaning assigned to such term in Section 3.1(l).

“Option” means any stock option granted pursuant to the 2016 Stock Option Plan and outstanding immediately prior to the Initial Closing Date.

“Optionholder” means the holder of any Option.

“Option Plan” means the 2016 Stock Option Plan of the Company.

“Option Termination Agreements” mean the Option Termination Agreements by and among the Company and each Optionholder, pursuant to which each outstanding Option of the Company shall be terminated.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock, each having the rights, preferences and privileges set forth in the Current Certificate of Incorporation, as amended from time to time.

“Preferred Stock Conversion Agreements” means the Convertible Preferred Stock Conversion and Warrant Termination Agreements by and among the Company and the Preferred Stockholders provided for therein, pursuant to which the outstanding shares of Preferred Stock of the Company held by such Preferred Stockholders shall be converted to Common Stock.

“Preferred Stockholder” means a holder of Preferred Stock.

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“Purchase Price Per Share” mean $0.005 per Purchased Share.

“Purchased Shares” means the shares of Common Stock purchased by the Purchaser pursuant to this Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Requisite Convertible Debtholder” means each of Neil Braverman and Matt Van Steenwyk.

“Restated Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, to be filed by the Company with the Secretary of State of Delaware, in the form of Exhibit C attached hereto, pursuant to Section 4.9 hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.2(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s 10% Convertible Preferred Stock, par value $1.00 per share.

“Series B Preferred Stock” means the Company’s Series B 10% Convertible Preferred Stock, par value $1.00 per share.

“Series C Preferred Stock” means the Company’s Series C Convertible Preferred Stock, par value $1.00 per share.

“Series D Preferred Stock” means the Company’s Series D Convertible Preferred Stock, par value $1.00 per share.

“Series D-2 Preferred Stock” means the Company’s Series D-2 Convertible Preferred Stock, par value $1.00 per share.

“Series D-3 Preferred Stock” means the Company’s Series D-3 Convertible Preferred Stock, par value $1.00 per share.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

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“Subscription Amount” means the amount to be paid for the Purchased Shares purchased hereunder at each Closing, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date thereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Alternext, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Amended and Restated Voting Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue
Brooklyn, New York 11219, and a facsimile number of (718) 765-8712, and any successor transfer agent of the Company.

“Warrant” means any warrant of the Company outstanding immediately prior to the Initial Closing Date.

“Warrantholder” means the holder of any Warrants.

“Warrant Termination Agreements” mean the Warrant Termination Agreements by and among the Company and the Warrantholders provided for therein, pursuant to which the outstanding Warrants held by such Warrantholders of the Company shall be terminated.

“WPU Leasing” shall have the meaning ascribed to such term in Section 2.4(a)(vii).

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ARTICLE II.
PURCHASE AND SALE

2.1 Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchaser shall advance to the Company via wire transfer or a certified check of immediately available funds, the Initial Closing Deposit Amount less any amounts previously advanced to the Company by the Purchaser prior to the Initial Closing. Upon the effectiveness of the filing of the Restated Certificate of Incorporation pursuant to Section 4.9 hereof, the Company shall sell, and the Purchaser shall purchase, 60,000,000 shares of Common Stock of the Company at the Purchase Price Per Share in consideration for the Initial Closing Deposit Amount and the Company shall thereafter deliver to the Purchaser a certificate representing the Purchased Shares for which the Purchaser has subscribed and paid. On the Initial Closing Date, the Company and the Purchaser shall deliver the other items as set forth herein that are deliverable at the Initial Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.4 and 2.5, the Initial Closing shall occur at the offices of the Company’s counsel or such other location as the Parties shall mutually agree.

2.2 Subsequent Initial Tranche Closings. Following the Initial Closing Date, upon the terms and subject to the conditions set forth herein, the Purchaser shall advance to the Company via wire transfer or a certified check of immediately available funds, (i) $50,000 on or before the one month anniversary of the Initial Closing Date; (ii) $50,000 on or before the two month anniversary of the Initial Closing Date; (iii) $50,000 on or before the third month anniversary of the Initial Closing Date; and (iv) $50,000 on or before the four month anniversary of the Initial Closing Date. Upon the effectiveness of the filing of the Restated Certificate of Incorporation pursuant to Section 4.9 hereof, the Company shall sell, and the Purchaser shall purchase, in consideration for the Deposit Amounts referenced above and received by the Company, an additional 40,000,000 shares of Common Stock of the Company at the Purchase Price Per Share and the Company shall thereafter deliver to the Purchaser a certificate (or certificates) representing the Purchased Shares for which the Purchaser has subscribed and paid at such Closing; and the Company and the Purchaser shall deliver the other items as set forth herein that are deliverable at such Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.4 and 2.5, each such Closing shall occur at the offices of the Company’s counsel or such other location as the Parties shall mutually agree.

2.3 Additional Closings. Following the Initial Tranche Closings, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase an additional 300,000,000 shares of Common Stock, consisting of the following: (i) 100,000,000 shares of Common Stock of the Company at the Purchase Price Per Share on or before the six month anniversary of the Initial Closing Date; (ii) 100,000,000 shares of Common Stock of the Company at the Purchase Price Per Share on or before the twelve month anniversary of the Initial Closing Date; and (iii) 100,000,000 shares of Common Stock of the Company at the Purchase Price Per Share on or before the eighteen month anniversary of the Initial Closing Date. On each of such Closings, the Purchaser shall deliver to the Company, via wire transfer or a certified check of immediately available funds, an amount equal to the Purchaser’s Subscription Amount for such Closing and the Company shall deliver to the Purchaser a certificate representing the Purchased Shares for which the Purchaser has subscribed and paid at such Closing; and the Company and the Purchaser shall deliver the other items as set forth herein that are deliverable at such Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.4 and 2.5, each such Closing shall occur at the offices of the Company’s counsel or such other location as the Parties shall mutually agree.

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2.4 Deliverables.

(a) On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a copy of this Agreement duly executed by the Company;

(ii) a copy of each Option Termination Agreement, duly executed by the Company and each Optionholder;

(iii)  a copy of each Warrant Termination Agreement, duly executed by the Company and each Warrantholder;

(iv)   a copy of each Preferred Stock Conversion Agreement, duly executed by the Company and each Preferred Stockholder;

(v)  a copy of the Debt Extension Agreement, duly executed by the Company and the Requisite Convertible Debtholders;

(vi)   a copy of the Debt Forgiveness Agreement, duly executed by the Company and WPU Leasing, LLC (“WPU Leasing”); and

(vii) a copy of the Amended and Restated Voting Agreement, duly executed by the Company and such parties thereto; and

(b) On or prior to the Initial Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) a copy of this Agreement duly executed by the Purchaser;

(ii) the Purchaser’s Initial Closing Deposit Amount for such Initial Closing by wire transfer or a certified check of immediately available funds;

(iii)  a copy of the Amended and Restated Voting Agreement, duly executed by the Purchaser; and

(iv)   a copy of the AGI Guaranty.

(c) On or prior to each Closing after the Initial Tranche Closings, the Company shall cause to be delivered to the Purchaser at such Closing a certificate evidencing the number of shares of Common Stock equal to the Purchaser’s Subscription Amount for such Closing, divided by the Purchase Price Per Share or an executed letter of instruction to the Company’s transfer agent authorizing the issuance of the Purchased Shares.

(d)  On or prior to each Closing after the Initial Closing, the Purchaser shall cause to be delivered to the Company at such Closing the Purchaser’s Deposit Amount or Subscription Amount (as the case may be) for such Closing by wire transfer or a certificate check of immediately available funds.

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2.5 Closing Conditions.

(a) The obligations of the Company to the Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i) each of the representations and warranties made by the Purchaser in this Agreement is true and correct in all material respects on and as of such Closing, as though each such representation or warranty had been made on and as of such Closing, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing shall have been performed in all material respects; and

(iii)  the delivery by the Purchaser of the items as set forth herein.

(b) The obligations of the Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i) each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of such Closing as though each such representation or warranty had been made on and as of such Closing, except that those representations and warranties that address matters only as a particular date shall remain true and correct as of such date;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed in all material respects;

(iii)  the delivery by the Company of the items as set forth herein;

(iv)   there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)  from the date hereof to such Closing, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to such Closing).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the Initial Closing Date, except as otherwise set forth on the Disclosure Schedule attached hereto as Exhibit D to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder:

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(a) Subsidiaries. Section 3.1(a) of the Disclosure Schedules sets forth a list of all direct and indirect Subsidiaries of the Company existing as of the date hereof. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, including any direct or indirect subsidiary of the Company formed or acquired subsequent to the filing of the above-referenced annual report, free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document and the transactions contemplated thereby, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company or any Subsidiary of the Company that is a party to this Agreement or any other Transaction Document has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents and the consummation by the Company and each Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all required corporate or other action on the part of the Company and each Subsidiary other than in connection with the Required Approvals. Each Transaction Document to which the Company and each Subsidiary is a party has been (or upon delivery will have been) duly executed by the Company or such Subsidiary, as the case may be, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of, and will be enforceable against, the Company or the Subsidiary, as the case may be, in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as the Company’s indemnification obligations under the provisions of Section 4.7 may be limited by applicable law.

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(d) No Conflicts. The execution, delivery and performance by the Company and each Subsidiary of the Transaction Documents, the issuance and sale of the Purchased Shares, and the consummation of the transactions contemplated by the Transaction Documents to which the applicable entity is a party (i) will not conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) do not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, do not and will not conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.3 of this Agreement, (ii) such filings as are required to be made under applicable state securities laws, and (iii) certain stockholder approvals as contemplated by Section 4.9 of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Common Stock. Subject to the effectiveness of the filing of the Restated Certificate of Incorporation with the Secretary of State of Delaware, the Purchased Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided in the Transaction Documents.

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(g) Capitalization. The Company has not issued any capital stock since the filing of its June 2017 10-Q, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Purchased Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as contemplated by Section 4.9 of this Agreement, no further approval or authorization of any stockholder, the Board of Directors or other Persons is required for the issuance and sale of the Purchased Shares. Other than the Amended and Restated Voting Agreement, and as contemplated hereby, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements, (i) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(i) Litigation. Except as otherwise set forth in Section 3.1(i) of the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby or the Purchased Shares or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, to the knowledge of the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former officer or any current director of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is now or is expected to be in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance in all material respects with all U.S. federal, state, local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) except as disclosed in the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2015, is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. The Company and all Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens in favor of Iowa State Bank, Liens reflected in the Company’s financial statements and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(n) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all Intellectual Property Rights that the Company owns or has rights to are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their intellectual property that consist of trade secrets.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, to the knowledge of the Company, prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) Transactions With Affiliates and Employees. Except as described in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(q) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

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(r) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Purchased Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has not yet taken any action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(t) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Current Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Purchased Shares the Purchaser’s ownership of the Purchased Shares.

(u) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished, taken as a whole, by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make nor has it made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(v) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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(w) Tax Status. The Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns (or has filed appropriate extensions) and has paid or accrued all taxes shown as due thereon (subject to any extensions), and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(x) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company has, directly or indirectly, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(y) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending September 30, 2016.

(z) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Purchased Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(aa) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchaser as contemplated hereby. To the knowledge of the Company, the issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of any Trading Market.

(bb) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising. The Company has offered the Purchased Shares for sale only to the Purchaser.

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3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Understandings or Arrangements. The Purchaser understands that the Purchased Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Purchaser is acquiring the Purchased Shares as principal for its own account and not with a view to or for distributing or reselling such Purchased Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Purchased Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Purchased Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Purchased Shares in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Purchased Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Purchased Shares, it was: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

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(e) No General Solicitation. The Purchaser is not purchasing the Purchased Shares as a result of any press release, Form D or other filing made by the Company under federal or state securities laws, advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Speculative Investment. The Purchaser understands and recognizes that the purchase of the Purchased Shares is highly speculative and involves a high degree of risk and that only investors who can afford the loss of their entire investment should consider investing in the Company. The Purchaser has reviewed the risk factors in the SEC Reports.

(g) Principal Place of Business. The address of the Purchaser furnished by the Purchaser on the signature page hereto is the Purchaser’s principal business address.

(h) U.S. Person. The Purchaser is a United States Person.

(i) SEC Reports. The Purchaser acknowledges and understands that the Company has not filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis and has not received a valid extension of such time of filing.

(j) No Reliance on Other Statements. No statements, promises, warranties or representations have been made to the Purchaser concerning the Purchased Shares or the Company, its business or prospects, or other matters, by the Company, by the Company’s representatives, or by any other persons or entities, except as set forth in the Transaction Documents and the SEC Reports. The Purchaser has not relied on any representation, written or oral, not contained in the Transaction Documents or the SEC Reports in deciding to purchase the Purchased Shares.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties made by the Company and any Subsidiaries contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

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ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Purchased Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Purchased Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Purchased Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and any other Transaction Documents to which the transferor is a party, and shall have the rights and obligations of a Purchaser under this Agreement and the other Transaction Documents.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Purchased Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF SUCH SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Purchased Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Purchased Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Purchased Shares may reasonably request in connection with a pledge or transfer of the Purchased Shares, including, if the Purchased Shares are subject to an effective registration statement under the Securities Act, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) promulgated by the Commission under the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule, or any other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

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(d) The Purchaser agrees with the Company that the Purchaser will sell any Purchased Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Purchased Shares are sold pursuant to an effective registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Purchased Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares or that would be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall, by the close of business (New York City time) on the second day after the Initial Closing, file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto. From and after the filing of such Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Purchased Shares under the Transaction Documents or under any other agreement between the Company and the Purchaser.

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4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6 Indemnification of Purchaser. Subject to the provisions of this Section 4.6, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, managers, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that a Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents.

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4.7 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on behalf of or pursuant to any understanding with the Company will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K as described in Section 4.3. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Form 8-K as described in Section 4.3, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K as described in Section 4.3, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K as described in Section 4.3 and (iii) the Purchaser shall not have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the Form 8-K as described in Section 4.3.

4.8 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D and to provide to Purchaser a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Purchased Shares for, sale to the Purchaser at each Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

4.9 Stockholders Consent. The Company shall take all action reasonably necessary in accordance with applicable law to obtain the appropriate stockholders consent within six (6) months from the date hereof for the purpose of approving the Restated Certificate of Incorporation and shall promptly file such Restated Certificate of Incorporation with the Secretary of State of the State of Delaware after the receipt of such stockholder approval. The Company’s Board of Directors shall recommend to the stockholders the adoption of the Restated Certificate of Incorporation.

ARTICLE V.
MISCELLANEOUS

5.1 Fees and Expenses. The Company shall pay all of the expenses incurred by it in connection with the transactions contemplated by this Agreement, including the fees and expenses of its advisers, counsel, accountants and other experts, if any. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Purchased Shares to the Purchaser. The Purchaser shall be responsible for the payment of all of the expenses incurred by it in connection with the transactions contemplated by this Agreement, including the fees and expenses of its advisers, counsel, accountants and other experts, if any.

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5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Governing Agreement. Should any provision of this Agreement conflict with the provisions of any other Transaction Document, the terms of this Agreement shall govern.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature page attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Purchased Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Purchased Shares, by the provisions of the Transaction Documents that apply to the “Purchaser.”

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5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Boston and the non-exclusive jurisdiction of the such courts with respect to the enforcement of any award thereunder. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boston, Massachusetts, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.6, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Purchased Shares.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.13 Replacement of Purchased Shares. If any certificate or instrument evidencing any Purchased Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Purchased Shares.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.16 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

American Power Group Corporation		Address for Notice:

By:	/s/ Charles E. Coppa	American Power Group Corporation
Name:	Charles E. Coppa	2503 East Poplar Street, Algona, IA
Title:	Chief Executive Officer and Chief Financial Officer	50511Attention: Charles E. Coppa

With a copy to (which shall not constitute notice):

Morse, Barnes-Brown & Pendleton, P.C.
CityPoint
230 Third Avenue
Waltham, Massachusetts 02451
Attention: Carl F. Barnes
Fax (781) 622-5933

PURCHASER:		Address for Notice:

DUAL FUEL, LLC

By:	/s/ Kenneth Losch	Dual Fuel, LLC
Name:	Kenneth Losch	7030 W. Oakland Street, Suite 101
Title:	Manager	Chandler, Arizona 85226
Attention: Kenneth Losch
Fax:

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